UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2024
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On March 8, 2024, SoFi Technologies, Inc. (“SoFi” or the “Company”) closed its previously announced private offering of convertible senior notes due 2029 (the “notes”) in an aggregate principal amount of $862.5 million. The aggregate principal amount of notes includes $112.5 million aggregate principal amount of notes that was purchased by the initial purchasers pursuant to the initial purchasers’ option to purchase additional notes, which option was exercised in full by the initial purchasers on March 6, 2024. The net proceeds from the offering were approximately $845.3 million, after deducting the initial purchasers’ discount and before the cost of the capped call transactions described below and offering expenses payable by the Company.
Item 1.01 Entry into a Material Definitive Agreement.
Indenture
The notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of March 8, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The notes will be the Company’s unsecured, unsubordinated obligations and will be (i) equal in right of payment with the Company’s existing and future unsecured, unsubordinated indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent that the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The notes will pay interest at a rate of 1.25%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. The notes will mature on March 15, 2029 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. Prior to the close of business on the business day immediately preceding September 15, 2028 (the “Free Convertibility Date”), noteholders may convert their notes at their option only in the following circumstances:
(i)during any calendar quarter commencing after the calendar quarter ending on June 30, 2024, if the last reported sale price per share of the Company’s common stock, $0.0001 par value per share (the “common stock”) for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by the Company in good faith;
(ii)during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “Measurement Period”) if the trading price per $1,000 principal amount of notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of common stock on such trading day and the conversion rate on such trading day, subject to compliance with certain procedures and conditions, as set forth in the Indenture;
(iii)upon the occurrence of certain corporate events or distributions on common stock, as set forth in the Indenture; and
(iv)if the Company calls such notes for redemption (but solely, subject to certain exceptions, with respect to such notes called for redemption).
Noteholders may convert their notes at their option at any time from, and including, the Free Convertibility Date until the close of business on the second scheduled trading day immediately before the Maturity Date, regardless of the foregoing conditions. The Company will settle conversions by paying or delivering, as applicable, cash and, if applicable, shares of common stock, based on the applicable conversion rate(s). The consideration due upon conversion will be determined over an observation period consisting of 30 “VWAP Trading Days” (as defined in the Indenture). The initial conversion rate is 105.8089 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $9.45 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after March 15, 2027 and on or before the 30th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, thereon to, but excluding, the redemption date, but only if certain liquidity conditions described in the Indenture are satisfied and the last reported sale price per share of common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any note for redemption will constitute a Make-Whole Fundamental Change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders will have the right to require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the common stock.
The Indenture does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of its subsidiaries. The Indenture contains customary terms and covenants and events of default. If any event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, then, the Trustee, by written notice to the Company, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the notes then outstanding to become due and payable immediately. If an event of default involving certain events of bankruptcy, insolvency or reorganization occurs, then the principal amount of, and all accrued and unpaid special interest and additional interest, if any, on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consist exclusively of the right of the noteholders to receive special interest on the notes for up to 365 calendar days during which such event of default has occurred and is continuing, at a specified rate for the first 180 days of 0.25% per annum, and thereafter at a rate of 0.50% per annum, on the principal amount of the notes.
The above description of the Indenture and the notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Capped Call Transactions
On March 5, 2024, in connection with the pricing of the notes, the Company entered into confirmations substantially in the form attached hereto as Exhibit 10.1 evidencing privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or their affiliates and certain other financial institutions (the “Capped Call Counterparties”). On March 6, 2024, in connection with the exercise by the initial purchasers of their option to purchase additional notes, the Company entered into additional confirmations, also substantially in the form attached hereto as Exhibit 10.1, evidencing additional privately negotiated capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties.

The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the notes. The Capped Call Transactions are expected to generally reduce the potential dilutive effect on the common stock upon any conversion of notes and/or, at the Company’s election and subject to certain conditions, offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap which initially is $14.54 per share, representing a premium of 100% over the last reported sale price per share of common stock on March 5, 2024, subject to certain adjustments under the terms of the Capped Call Transactions.
The Company was advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expected to enter into various derivative transactions with respect to common stock and/or purchase shares of common stock concurrently with or shortly after the previously announced pricing of the notes, including with or from, as the case may be, certain investors in the notes. This activity could have increased (or reduce the size of any decrease in) the market price of common stock or the notes at that time.
In addition, the Company was advised that the Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to common stock and/or purchasing or selling shares of common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the relevant valuation period under the capped call transactions or in connection with any repurchase, redemption, exchange or early conversion of the notes or any other date on which the notes are retired, in each case, if the Company exercises the relevant election to terminate the corresponding portion of the Capped Call Transactions). This activity could also cause or avoid an increase or decrease in the market price of the common stock or the notes, which could affect a noteholder’s ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of the notes.
The above descriptions of the Capped Call Transactions confirmations are a summary only and are qualified in their entirety by reference to the form of Capped Call Transactions confirmation, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Capped Call Counterparties and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
Exchange Transactions
On March 4, 2024, the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”), with a limited number of holders of its 0% Convertible Senior Notes due 2026 (the “2026 notes”), to exchange $600 million in aggregate principal amount of 2026 notes for an aggregate of approximately 61,713,287 shares of common stock (which estimate is based upon the closing share price of the common stock on March 4, 2024). The final aggregate number of shares of common stock to be exchanged pursuant to the Exchange Agreements will be calculated based on the daily volume-weighted average price per share of common stock over a specified period.
The settlement of the exchange transactions pursuant to the Exchange Agreements are subject to customary closing conditions, which may not be satisfied. Accordingly, the actual amounts exchanged, and the consideration for the exchange transactions, may be different than the amount identified above. Pursuant to the requirements of Form 8-K, and subsequent to the consummation of the transactions contemplated by the Exchange Agreements (including the issuance of shares of common stock pursuant thereto), the Company intends to file an amendment to this Current Report on Form 8-K to disclose the aggregate number of shares of common stock issued in such transactions.
Holders of the 2026 notes that participate in any of these exchanges or repurchases may purchase or sell shares of common stock in the open market to unwind any hedge positions they may have with respect to the 2026 notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of common stock and the notes. Moreover, market activities by holders of the 2026 notes that participate in the exchanges may impact the initial conversion price of the notes the Company is offering.
Unwind Agreements
As previously disclosed, in connection with issuing the 2026 notes, the Company entered into privately negotiated capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Capped Call Counterparties”). In connection with the Exchange Agreements, the Company entered into unwind agreements substantially in the form attached hereto as Exhibit 10.2, with one or more of the Existing Capped Call Counterparties to terminate a portion of the Existing Capped Call Transactions up to the notional amounts corresponding to the amount of 2026 notes exchanged. In connection with the termination of these transactions, the Company expects the Existing Capped Call Counterparties or their respective affiliates to unwind their related hedge positions, which may have involved the sale of shares of common stock in the open market or other transactions with respect to common stock. This hedge unwind activity could have offset or exacerbated the effects of the purchase, sale or other activity that holders of the 2026 notes that participated in the exchange or repurchase transactions effected in connection with those transactions.
The above descriptions of the unwind agreements are a summary only and are qualified in their entirety by reference to the Form of Unwind Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
Sale of the Notes
The information set forth in the Introductory Note and under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The Company relied on this exemption from registration based in part on representations made by the initial purchasers. The notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 118,638,169 shares of common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 137.5515 shares of common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.
Exchange Transactions
The information under the heading “Exchange Transactions” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company expects the issuance of shares of common stock pursuant to the Exchange Agreements to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof. The Company is relying on this exemption from registration based in part on representations made by the holders of 2026 notes party to the Exchange Agreements.

Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements, including statements regarding the effects of the capped call transactions and the effects of entering into the exchange agreements and the unwind agreements and completing the transactions contemplated thereby as described above. Forward-looking statements represent SoFi’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting SoFi will be those that it has anticipated. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of the common stock and risks relating to SoFi’s business, including those described in periodic reports that SoFi files from time to time with the Securities and Exchange Commission (the “SEC”).
For additional information on these and other factors that could affect SoFi’s actual results, see the risk factors set forth in SoFi’s filings with the SEC, including the most recent Annual Report filed with the SEC on February 27, 2024. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and SoFi does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 8, 2024, between SoFi Technologies, Inc. and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of Certificate representing the 1.25% Convertible Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Confirmation for Capped Call Transactions
10.2	Form of Unwind Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: March 8, 2024	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer